Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 2, 2021, with respect to the financial statements of the sub-accounts that comprise the Nationwide Variable Account-II, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
November 19, 2021

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report on the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company (the Company), dated March 19, 2021, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4 under SEC File No. 333-258296.
Our report relating to the Company’s statutory financial statements, dated March 19, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices prescribed or permitted by the Ohio Department of Insurance Department of Insurance.
/s/ KPMG LLP
Columbus, Ohio
November 19, 2021